UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2004

OHIO LEGACY CORP

(Exact name of registrant as specified in its charter)

OHIO	000-31673	34-1903890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 West Liberty Street, Wooster, Ohio	44691
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (330) 263-1955

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

The Registrant’s subsidiary, Ohio Legacy Bank, N.A. (the Bank), received notice on October 4, 2004, that the formal agreement between the Bank and the Office of the Comptroller of the Currency, referred to in previous filings with the Securities and Exchange Commission as the “OCC Agreement,” was terminated effective October 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OHIO LEGACY CORP
(Registrant)
Date: October 5, 2004

/s/ ERIC S. NADEAU
Eric S. Nadeau
Chief Financial Officer and Treasurer